SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2004

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5:                                                    OTHER EVENTS.

On July 22, 2004, GoRemote Internet Communications, Inc. (“GoRemote”) issued a press release announcing that Kelly Anderson, its Senior Vice President Worldwide Sales, had resigned in order to pursue other interests.  Bharat Davé, GoRemote’s Chief Executive Officer and President, has assumed responsibility for worldwide sales on an interim basis until a permanent replacement is selected.

ITEM 7:                                                    FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                                                                  Exhibits.

Exhibit No.	Exhibit Title

99.01	Press release dated July 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: July 22, 2004	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

99.01	Press release dated July 22, 2004.